UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

LEFTERIS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39636	85-2646550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

292 Newbury Street, Suite 293 Boston, MA	02115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 510-1991

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LFTRU	The Nasdaq Capital Market LLC
Shares of Class A common stock, $0.0001 par value	LFTR	The Nasdaq Capital Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	LFTRW	The Nasdaq Capital Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2020, the Registration Statement on Form S-1 (File No. 333-249290) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Lefteris Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On October 23, 2020, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-third of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000 (before underwriting discounts and commissions and offering expenses). The Company, pursuant to an Underwriting Agreement, dated October 20, 2020 (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”), granted to the Underwriter a 45-day option to purchase up to 3,000,000 additional Units solely to cover over-allotments, if any.  Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	the Underwriting Agreement, which contains customary representations and warranties and indemnification of the underwriter by the Company;

●
a Warrant Purchase Agreement, dated October 20, 2020, between the Company and Lefteris Holdings LLC (the “Sponsor”), pursuant to which the Sponsor purchased 4,000,000 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, at a price of $1.50 per warrant (the “Private Placement Warrants”);

●
a Warrant Agreement, dated October 20, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●
an Investment Management Trust Agreement, dated October 20, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●
a Registration Rights Agreement, dated October 20, 2020, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities;

●
a Letter Agreement, dated October 20, 2020, by and between the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any shares of Class A Common Stock held by him or her in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and

●
Indemnity Agreements, each dated May 20, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4 and 10.5 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 4,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $6,000,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement. The Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2020, in connection with the IPO, Asiff Hirji, Charles Roame and April Rudin (together with Mark Casady and Karl Roessner, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective October 20, 2020, each of Messrs. Hirji, Roame and Rudin was also appointed to the Board’s Audit Committee and Compensation Committee, with Mr. Hirji serving as chair of the Audit Committee and Ms. Rudin serving as chair of the Compensation Committee.

In September 2020, the Sponsor transferred 20,000 of the Company’s Class B common stock to each of Messrs. Hirji, Roame and Rudin. The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, none of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Certificate of Incorporation.

On October 20, 2020, the Company adopted its Second Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

As of October 23, 2020, a total of $200,000,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $7,000,000 of the underwriters’ deferred discount) were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares of Class A Common Stock properly submitted in connection with a stockholder vote to amend the Company’s Second Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares of Class A Common Stock if the Company not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders' rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares of Class A Common Stock if the Company is unable to complete its initial business combination within 24 months from the closing of the IPO, subject to applicable law. An audited balance sheet as of October 23, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated October 20, 2020, between the Company and Morgan Stanley & Co. LLC

3.1	Second Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement, dated October 20, 2020, between Continental Stock Transfer & Trust Company and the Company

10.1	Warrant Purchase Agreement, dated October 20, 2020, between the Company and Lefteris Holdings LLC

10.2	Investment Management Trust Account Agreement, dated October 20, 2020, between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Stockholder Rights Agreement, dated October 20, 2020, between the Company and certain security holders

10.4	Letter Agreement, dated October 20, 2020, between the Company, Lefteris Holdings LLC, each of the officers and directors of the Company

10.5	Form of Indemnity Agreement, dated October 20, 2020, between the Company and each of the officers and directors of the Company

99.1	Press Release, dated October 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2020

LEFTERIS ACQUISITION CORP.

By:	/s/ Jon Isaacson
Name:	Jon Isaacson
Title:	Chief Financial Officer and Chief Corporate Development Officer